EXCLUSIVE SOFTWARE MASTER License AGREEMENT

THIS AGREEMENT made this 31st day of December, 2009,

B E T W E E N:

Groveware Technologies Inc., an Ontario corporation with an office at 20 Eglinton Avenue West, Suite 1006, Toronto, ON M4R 1K8

(hereinafter referred to as the “Licensor”)

OF THE FIRST PART

- and -

Groveware Technologies Ltd., a Delaware corporation with an office at 20 Eglinton Avenue West, Suite 1006, Toronto, ON M4R 1K8

(hereinafter referred to as the “Master Licensee”)

OF THE SECOND PART

WITNESSES THAT:

WHEREAS the Licensor is a developer of computer software products and applications;

AND WHEREAS the Licensor desires to grant to the Master Licensee the exclusive right and license to market and sub-license such software anywhere in the United States of America (the “Territory”);

NOW THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1 – INTERPRETATION

1.1                Definitions

In this Agreement, unless the context requires otherwise:

“Confidential Information” – of a party includes all information relating to the business and affairs of the party which is not generally known to the public, including financial information, strategies, Proprietary Rights, operating methods and techniques, analytical techniques, materials, documentation (including financial statements), customer, supplier and contact lists, business development opportunities, research, reports and any other material or information designated by the party as confidential or which is disclosed in circumstances of confidence;

“disclosed” – by a party includes revealed or made available or accessible by such party or otherwise known, available or accessible to the other party;

“Event of Default” – has the meaning ascribed thereto in section 7.5;

“Initial Term” – has the meaning ascribed thereto in section 7.1;

“market” – includes advertise, promote, distribute, sub-license and offer, or solicit orders, to sub-license, and “marketing” has a corresponding meaning;

“License” – has the meaning ascribed thereto in section 2.1;

“Proprietary Rights” – includes any and all proprietary and intellectual property rights of every nature and kind whatsoever, regardless of whether or not subject to, or capable of, patent, trade-mark, copyright, industrial design or other protection, including work product, technological innovations, know-how, trade secrets, ideas, inventions, discoveries, formulae, algorithms, processes, procedures, words, slogans, logos, designs, drawings, pictures, computer programs, source code, object code, literature (or other works in which any intellectual property rights may now or hereafter subsist) and any recordings, descriptions, illustrations or prototypes thereof;

“Renewal Term” – has the meaning ascribed thereto in section 7.2 hereof;

“Representatives” – includes affiliates, directors, officers, employees, agents and professional advisors;

“Revenues” – means all revenues received by the Master Licensee, net of any allowances or discounts allowed to third parties, in respect of all sales and licensing of the Software;

“Royalty” – has the meaning ascribed thereto in section 3.1;

“Software” – means all computer software products and applications developed by the Licensor, as well as the underlying software engine and all updates, supplements, enhancements and subsequent releases thereof, including any new software products and applications developed on or after the date hereof;

“Software Rights” – means all Proprietary Rights associated with or embodied in the Software, including the Trade-Marks;

“Term” – means the Initial Term or any Renewal Term, as appropriate;

“Territory” – has the meaning ascribed thereto in the recitals hereof;

“Third Party Components” – means the parts of the Software which are licensed by Licensor from third parties;

“Trade-Marks” – means any trade-marks used by the Licensor in connection with the Software; and

“use” – includes sub-licensing and developing client applications based thereon.

1.2                Extended Meanings

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)	words importing the singular number shall include the plural and vice versa;
(b)	words importing a gender shall include the masculine, feminine and neuter genders;
(c)	words importing persons shall include individuals, partnerships, corporations, unincorporated organizations, associations, trusts, trustees, government agencies and any other form of organization or entity whatsoever; and
(d)	any general terms followed by specific examples, whether using “includes”, “including”, “such as” or other similar terms, shall be interpreted broadly according to their full meaning and will not be limited to or by the examples listed.

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1.3                Sections and Headings

The division of this Agreement into Articles, sections and paragraphs and the use of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular Article, section, paragraph or other subdivision or portion hereof and include any Schedule, agreement or instrument attached, supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Article, section and paragraph numbers are to Articles, sections and paragraphs of this Agreement.

1.4                Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

1.5                Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date in respect of which such reference is made or required to be made in accordance with generally accepted accounting principles.

1.6                Currency

All references to currency herein are to lawful money of Canada.

1.7                Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 2 – BASIC TERMS

2.1                Grant of License

On and subject to the terms hereof, the Licensor hereby grants to the Master Licensee, and the Master Licensee hereby accepts, the exclusive, right, license and privilege (the “License”) to market the Software in the Territory and to use any and all Proprietary Rights associated with the Software in so doing.

2.2                Territorial Exclusivity

During the term of this Agreement, the Licensor shall not authorize, allow or permit any other person, including the Licensor, to market the Software or to represent it anywhere in the Territory. The Licensor retains the right to market the Software to any person and for any use outside of the Territory.

2.3                Obligations of the Master Licensee

The Master Licensee agrees to allocate sufficient resources and to actively market the Software with a view to maximizing potential Revenues.

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2.4                Source Code

Upon execution of this Agreement, the Licensor shall deliver the source code for all of the Software which is in existence on the date hereof to the Master Licensee.

2.5                Sub-Appointments

The Master Licensee shall have the right to exercise its rights and to carry out its duties hereunder through such employees, dealers, distributors and agents as it may in its discretion deem advisable.

2.6                Nature of Relationship

The Licensor and the Master Licensee acknowledge that they are entering into this Agreement in order to pursue their independent business interests and that, except as otherwise specifically provided, neither this Agreement nor performance hereunder shall render either party responsible for the debts, obligations, liabilities or acts of the other and neither party shall have authority to bind the other, to incur any obligation on the part of the other, or to act as the agent for the other for any purpose. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute a partnership, employment, joint venture, agency, franchise, trust or fiduciary relationship between them.

2.7                No Similar Software

During the term of this Agreement, the Master Licensee shall not develop or market any software products or applications which are the same as or competitive with the Software.

ARTICLE 3 – financial matters

3.1                Royalties

The Master Licensee agrees to pay to the Licensor a royalty (the “Royalty”) based on Revenues earned during each Term as follows:

(a)	an amount equal to 20% of Revenues up to and including $2,000,000;
(b)	an amount equal to 10% of Revenues between in excess of $2,000,000 and up to and including $5,000,000; and
(c)	an amount equal to 5% of Revenues in excess of $5,000,000.

3.2                Payment

The Master Licensee will make monthly payments to the Licensor on account of the Royalty on the 10th day of each calendar month during the term hereof in respect of Revenues for the preceding month.

3.3                Audit

The Licensor will have the right to perform, at any time during normal business hours after reasonable notice and without undue interference with the business of the Master Licensee, an examination and audit of the Master Licensee’s order entry books and records relating to the Revenues, together with the right to take copies of such books and records. Such audit shall be at the expense of the Licensor provided, however, that the Master Licensee shall pay the actual time and labour costs incurred by the Licensor in respect of such audit where such audit discloses that the Master Licensee has paid less than ninety-five percent (95%) of the Royalty payments due for the audited period. The Master Licensee shall immediately pay to the Licensor the amount of any deficiency in Royalty payments.

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3.4                Permits

The Master Licensee shall be responsible for obtaining, at its own cost and expense, all licenses and permits required to market and sub-license the Software in the Territory, provided that the Licensor shall cooperate fully with the Master Licensee for such purposes.

3.5                Expenses

The Master Licensee shall be solely responsible for all costs and expenses incurred in connection with marketing and sub-licensing the Software in the Territory.

ARTICLE 4 – Proprietary rights

4.1                Ownership of Software

The Licensor is the sole and exclusive owner of all of the Software and the Software Rights other than those pertaining to the Third Party Components. The License shall not create, or be deemed to create, any ownership right, title or interest in or to the Software for the Master Licensee or any other person. Any improvements or enhancements to the Software shall enure to the benefit of the Licensor.

4.2                Right to Use Third Party Components

The Licensor has all necessary right, license and authority to use the Third Party Components, and to sub-licence them, as part of the Software.

4.3                Development Input

The Master Licensee shall be entitled to provide the Licensor with feedback and suggestions concerning the Software’s design and functionality, which the Licensor may consider in further development of the Software. The Master Licensee acknowledges and agrees that the Licensor is not required to incorporate any of the Master Licensee’s suggestions and that the incorporation of any of the Master Licensee’s suggestions will not create or give the Master Licensee any ownership right, title or interest in or to any of the Software Rights.

4.4                No Contest

The Master Licensee shall not contest, or do anything which may jeopardize, the Licensor’s ownership of, proprietary interest in or right to use, as the case may be, the Software or any of the Software Rights.

4.5                Infringements

The Master Licensee shall not do anything which might in any way infringe or imperil the validity of any of the Software Rights. The Master Licensee shall promptly report to the Licensor all infringements, adverse uses or threatened invasions of the Software Rights which may come to the notice of the Master Licensee and cooperate fully with the Licensor at the Licensor’s expense to suppress any such infringement, adverse use or threatened invasion.

4.6                No Proprietary Rights Liability for Third Party Components

The Licensor will have no liability to the Master Licensee for any claim that a Third Party Component infringes Proprietary Rights of any other person, but the Licensor will cooperate with and assist the Master Licensee by enforcing on the Master Licensee’s behalf any rights which the Licensor may have against the licensor of the Third Party Component.

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4.7                Proprietary Rights Survival

The rights and interests of the parties in respect of the Software and the Software Rights shall survive termination of this Agreement.

ARTICLE 5 – confidentiality

5.1                Confidentiality

Except as otherwise specifically authorized or consented to in writing by the party whose Confidential Information has been disclosed to it, each party covenants and agrees:

(a)	to keep such Confidential Information strictly and absolutely confidential;
(b)	not to use, copy, reproduce or store such Confidential Information for any purpose other than to exercise its rights and to perform its obligations under and in accordance with this Agreement;
(c)	not to disclose such Confidential Information to any other person, except to those of its Representatives who have a need to know such Confidential Information and who have agreed in writing or who are otherwise bound to preserve the confidentiality thereof; and
(d)	that all right, title and interest in and to such Confidential Information shall remain the exclusive property of such party and that it acquires no interest, licence or any other right in, of or to such Confidential Information.

5.2                Exception

The obligations hereunder with respect to Confidential Information hereunder shall not apply to that part of any Confidential Information which is required to be disclosed by law or pursuant to legal, judicial or administrative proceeding, provided that such party will give the other a reasonable opportunity to contest such disclosure requirement and provide its full cooperation.

5.3                Confidentiality Survival

The restrictions on disclosure and use of Confidential Information hereunder shall continue until such time as all of the Confidential Information which has been disclosed pursuant to, or during the term of, this Agreement is obsolete or generally known to the public through no wrongful act or breach on the part of the recipient or its Representatives.

ARTICLE 6 – REPRESENTATIONS, WARRANTIES AND INDEMNITY

6.1                Representations and Warranties of the Master Licensee

The Master Licensee represents and warrants to the Licensor that:

(a)	Incorporation. The Master Licensee is incorporated and subsisting under the laws of its jurisdiction of incorporation as set out on the first page hereof.
(b)	Power and Capacity. The Master Licensee has the corporate power and capacity to enter into and perform its obligations under this Agreement.
(c)	Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by the Master Licensee and constitutes a legal, valid and binding obligation of the Master Licensee, enforceable against the Master Licensee in accordance with its terms.
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(d)	Approvals and Consents. No authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other person is required in connection with the execution, delivery or performance of this Agreement by the Master Licensee.
(e)	No Contravention. Neither the entering into of this Agreement nor the performance by the Master Licensee of any of its obligations under this Agreement will contravene, breach or result in any default under the constating documents of the Master Licensee or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the Master Licensee is a party or by which it may be bound.

6.2                Representations and Warranties of the Licensor

The Licensor represents and warrants to the Master Licensee that:

(a)	Incorporation. The Licensor is incorporated and subsisting under the laws of its jurisdiction of incorporation as set out on the first page hereof.
(b)	Power and Capacity. The Licensor has the corporate power and capacity to enter into and perform its obligations under this Agreement.
(c)	Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by the Licensor and constitutes a legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with its terms.
(d)	Approvals and Consents. No authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other person is required in connection with the execution, delivery or performance of this Agreement by the Licensor.
(e)	No Contravention. Neither the entering into of this Agreement nor the performance by the Licensor of any of its obligations under this Agreement will contravene, breach or result in any default under the constating documents of the Licensor or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the Licensor is a party or by which it may be bound.

6.3                Mutual Indemnity

Each of the parties hereto hereby agrees to indemnify and hold the other harmless from and against all liabilities, costs, expenses, losses and any other form of damages whatsoever (including reasonable legal fees) suffered by the other as a result of any breach of any covenant of such party contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty of such party contained in this Agreement or in any certificate, document or instrument delivered to the other in connection herewith.

6.4                Limitation of Liability

The Master Licensee understands that it is accepting the Software “as is” and that the Licensor makes no warranty as to the merchantability or fitness of the Software generally or for any particular purpose and that the Licensor will have no liability whatsoever to the Master Licensee or any end-user in respect of any problems with, or failure of, the Software.

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ARTICLE 7 – TERM AND TERMINATION

7.1                Term

This Agreement shall be for an initial term (the “Initial Term”) of one year commencing on the date hereof.

7.2                Automatic Renewal

Upon expiry of the Initial Term or any renewal thereof, this Agreement shall renew automatically for a further, consecutive one-year period (each a “Renewal Term”) unless otherwise terminated in accordance with the provisions hereof. Unless otherwise agreed by the parties prior to any Renewal Term, each renewal shall be on the same terms and conditions provided herein.

7.3                Termination on Notice

This Agreement may be terminated by the Master Licensee by giving 60 days prior written notice to the Licensor setting out its intention to terminate this Agreement.

7.4                Termination by Agreement

This Agreement may be terminated at any time by the written agreement of the parties.

7.5                Termination on Default

This Agreement may be terminated by either party at any time upon the occurrence of any one or more of the following events (each an “Event of Default”):

(a)	if the other party fails to fulfil any of its duties or responsibilities or breaches any of its representations, warranties, covenants or agreements under this Agreement and is unwilling or unable to remedy such failure or breach to the satisfaction of such party, acting reasonably, within 30 days of notice thereof;
(b)	if the other party is dissolved or wound-up, unless the dissolution was inadvertent and the directors of the other party take steps to revive the other party immediately upon notice thereof;
(c)	if the other party becomes insolvent or bankrupt or makes an assignment for the benefit of or a composition with creditors or is unable, or admits in writing its inability, to pay debts as they mature or if bankruptcy, reorganization, arrangement, insolvency or other similar proceedings for relief of financially distressed debtors are instituted by or against the other party or there is appointed for the other party or for a substantial part of any of its property, a trustee, receiver or liquidator;
(d)	if the other party ceases, for any reason other than for causes beyond its control, to carry on business in the ordinary and usual course; or

7.6                Effect of Termination

Upon termination of this Agreement for any reason whatsoever:

(a)	the Master Licensee shall immediately cease holding itself out as having any rights to market or sub-license the Software;
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(b)	the Master Licensee shall forthwith return to the Licensor all promotional and technical materials regarding the Software, except to the extent required to support existing end-users thereof; and
(c)	the Master Licensee shall return the source code for all of the Software to the Licensor and destroy all other copies thereof.

7.7                No Liability for Termination

Nothing herein contained shall impose any liability on either party in connection with the operations of the other party, or for any expenditures made or incurred by the other party in preparation of or in the performance of its duties and obligations under this Agreement or for any losses whatsoever. Upon termination of this Agreement for any reason permitted herein, neither party shall be liable to the other for any compensation, reimbursement or damages on account of the loss of anticipated sales or profits or on account of expenditures, investments, leases or commitments made in conjunction with either party's business or on any other account whatsoever.

ARTICLE 8 – GENERAL

8.1                Further Assurances

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

8.2                Confidentiality

Each of the parties hereto covenants and agrees that it will not disclose any confidential information or trade secrets received from the other party to any person or for any purpose other than the performance of its duties hereunder. The obligations of the parties pursuant to this section shall survive expiration or termination of this Agreement for any reason whatsoever.

8.3                Dispute Resolution

Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement or any alleged breach thereof which cannot be amicably settled between the parties shall be referred to arbitration in accordance with the laws of the Province of Ontario.

8.4                Enurement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

8.5                Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be valid or binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

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8.6                No Assignment

Neither party may assign this Agreement, nor any of its rights or benefits hereunder, to any other person without the express prior written consent of the other party hereto.

8.7                Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable in whole or in part, the same shall not in any respect affect the legality, validity or enforceability of the remainder of such provision or any other provision of this Agreement.

8.8                Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by courier, by facsimile transmission, by electronic mail or by registered mail addressed to the recipient at the address shown on the first page hereof or to such other address or person as may be designated by notice by either party to the other. Any such communication so given will be conclusively deemed to have been given only when it is actually delivered by one of the methods aforesaid.

8.9                Electronic Transmission

The parties hereto agree that this Agreement, and any other documents required to be executed in connection herewith, may be transmitted electronically, by facsimile, e-mail or such similar device, and that the reproduction of signatures by any such device will be treated as binding as if originals and each of the parties hereto undertakes to provide each other with a copy of this Agreement, or such other documents, bearing original signatures forthwith on demand.

8.10            Attornment

Each of the parties hereto hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

8.11            Counterparts

This Agreement and any other documents required to be executed in connection herewith may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day, month and year first above written.

Groveware Technologies Inc. Per: /s/ Hrair Achkarian Hrair Achkarian, President	Groveware Technologies Ltd. Per: /s/ Hrair Achkarian Hrair Achkarian, President

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